Report of Independent Registered
Public Accounting Firm
The Board of Trustees and
Shareholders
Legg Mason Partners Money Market
Trust:

In planning and performing our
audit of the financial
statements of Western Asset U.S.
Treasury Reserves(the 'Fund'), a
series of Legg Mason Partners
Money Market Trust, as of and
for the year ended August 31,
2017, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered
the Fund's internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the
Fund's internal control over
financial reporting.
Accordingly, we express no such
opinion.
Management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial
reporting.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A fund's internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for
external purposes in accordance
with generally accepted
accounting principles.  A fund's
internal control over financial
reporting includes those
policies and procedures that (1)
pertain to the maintenance of
records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the fund; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts
and expenditures of the fund are
being made only in accordance
with authorizations of
management and trustees of the
fund; and (3) provide reasonable
assurance regarding prevention
or timely detection of
unauthorized acquisition, use,
or disposition of the fund's
assets that could have a
material effect on the financial
statements.
Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may
become inadequate because of
changes in conditions, or that
the degree of compliance with
the policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in the
normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Fund's annual or interim
financial statements will not be
prevented or detected on a
timely basis.
Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
over safeguarding securities
that we consider to be a
material weakness as defined
above as of August 31, 2017.
This report is intended solely
for the information and use of
management and the Board of
Trustees of Legg Mason Partners
Money Market Trust and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.

/s/KPMG LLP
New York, New York
October 17, 2017